Exhibit 99.2

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EDITED TRANSCRIPT

WG - Q3 2015 Willbros Group Inc Earnings Call

EVENT DATE/TIME: NOVEMBER 06, 2015 / 03:00PM GMT

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NOVEMBER 06, 2015 / 03:00PM GMT, WG - Q3 2015 Willbros Group Inc Earnings Call

CORPORATE PARTICIPANTS

Mike Collier Willbros - VP, IR

John McNabb Willbros - Chairman, CEO

Mike Fournier Willbros - President, COO

Van Welch Willbros - EVP, CFO

CONFERENCE CALL PARTICIPANTS

John Rogers DA Davidson - Analyst

Mike Shlisky Seaport Global Advisors - Analyst

Tahira Afzal KeyBanc - Analyst

Daniel Mannes Avondale Partners - Analyst

PRESENTATION

Operator

Greetings and welcome to the Willbros Group third quarter 2015 earnings conference call. At this time all participants are in a listen-only mode. A brief question-and-answer session will follow the formal presentation. (Operator Instructions). As a reminder this conference is being recorded. It is now my pleasure to introduce your host, Mike Collier, Investor Relations Officer. Thank you. You may begin.

Mike Collier - Willbros - VP, IR

Thank you, Christine. Good morning everyone. Thanks for joining us today. Speaking will be John McNabb, Chairman and Chief Executive Officer, Mike Fournier, President and Chief Operating Officer, and Van Welch, Executive Vice President and Chief Financial Officer. This conference call is being broadcast live over the internet and is also being recorded. An archive of the webcast will be available shortly after the call on our website willbros.com. A replay will also be available through the phone number provided by the Company in yesterday’s press release. Information reported on this call speaks only as of today, November 6, 2015 and time-sensitive information may no longer be correct at the time of any replay.

Comments today contain forward-looking statements. All statements other than statements of historical facts which address activities, events or developments the Company expects or anticipates will or may occur in the future are forward-looking statements. A number of risks and uncertainties could cause actual results to differ materially from these statements. These risk factors are described in the Company’s documents and reports filed with the SEC. The Company assumes no obligation to publicly update such forward-looking statements whether as a result of new information, future events or otherwise.

This presentation does contain non-GAAP numbers. Reconciliations and related information are in our press release dated November 5, 2015 and on our website.

And now I would like to turn the call over to John McNabb, Chairman and CEO. John?

John McNabb - Willbros - Chairman, CEO

Thanks, Mike. Good morning, everyone. And thank you for joining us today. In our press release on Thursday, we announced management changes which will take place on December 1. Miller Williams has been appointed non-executive chairman, and Mike Fournier presently — currently President and COO has been appointed CEO. I will remain on the Board and I will not stand for re-election in June of next year.

We have accomplished a lot in the past year. We evaluated our Company, our previous results, our team, the substantial changes in our markets, and established a plan to improve both our operating performance and our capital structure and we have done that. Our team has responded to the challenge and made measurable progress to date. We have reduced headcount, lowered G&A, streamlined our core businesses, brought experienced managers on board, improved project controls and operating predictability. We’ve also strengthened the balance sheet with the sale of businesses and assets which are not core to our strategy.

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NOVEMBER 06, 2015 / 03:00PM GMT, WG - Q3 2015 Willbros Group Inc Earnings Call

In October we announced an agreement to sell our Professional Services segment for $130 million and we closed the sale of our Bemis subsidiary for $19.2 million dollars. The sales of Professional Services and Bemis will allow us to pay down our term debt and provide additional funds for working capital.

As a result of these and other asset sales this year, we expect to reduce our term loan debt from $270 million at December 31, 2014 to under $100 million dollars at December 31, 2015. We’ve also negotiated amendments on our debt covenant ratios for 2016 to better reflect our view of current market conditions. Our revolver has a bank commitment of $100 million and can be expanded to $175 million to accommodate growth in our business. We are now positioned to offer our clients a stronger balance sheet, adequate liquidity for project working capital purposes, and provide financial covenant headroom. Additionally, we are now in a position to provide great safety performance, strong technical expertise and experience, and operational capacity up to $1.5 billion of revenues.

Now, Mike Fournier will provide an operational update. Mike.

Mike Fournier - Willbros - President, COO

Thanks, John. Good morning folks. John indicated in his openings remarks that we have effected great change at Willbros in the last year, and we have. We have seen continued improvement operationally and our operating results are in a positive slope.

In Canada in 2015 we worked off backlog with gross margins consistent with prior years, albeit at a lower run-rate. The result: a breakeven performance for the year. We have replaced backlog with some reduction in gross margin and foresee having to continue to do this to secure sufficient backlog to cover our indirects in G&A moving forward into 2016.

Our Oil & Gas segment is performing well at the project level within our upstream business units with a more predictable positive performance. We have seen strong activity level in our pipeline integrity and maintenance operations and our tank and facilities operations, with moderate activity for our mainline pipeline group. We see the need in the fourth quarter of 2015 and into 2016 to increase activity levels with our mainline group to get to full utilization of our equipment and staff. We have had some success with this in 2015 and believe we can improve our bid success rate going forward into 2016.

Within our utility T&D segment, our transmission group was ahead of plan at the end of Q2 despite disruption to the management team. We anticipated issues with access to work in Q3 due to peak load demand on the grid. This impact was greater than we anticipated in Q3 and moved work into Q4. We see this seasonal constraint on access as a recurring condition. Our Management Team has undertaken a number of initiatives to complete the work in Q4 and mitigate this access constraint going forward.

We are profitable on the distribution side of the segment in year-to-date 2015, however, we saw reduced activity levels caused by attrition of qualified workforce to competing projects. We are taking steps to build back the workforce levels with the opportunity to restore volume and improve income. As a result of our safety performance level in UTD in both the transmission and distribution businesses, we are seeing — being significantly better than industry average, we are now seeing opportunities to put crews to work in both Florida and North Carolina, providing significant growth opportunities in 2016.

Now Van will discuss our financials.

Van Welch - Willbros - EVP, CFO

Thanks, Mike and good morning to everyone. I would like to begin with an update on our liquidity and asset sales activity.

In the third quarter of 2015 we amended our term credit agreement and our ABL credit facility to permit us to sell our Professional Services segment, our Bemis business, and certain other discrete assets. Subsequent to the third quarter, on October 3, 2015, we signed a binding purchase agreement to sell our Professional Services segment for $130 million. We anticipate closing and funding of this sale by the end of November. In addition, effective October 8, 2015 we sold our Bemis business for $19.2 million. These two asset sales, as well as our previous 2015 asset sales, should generate over $250 million in gross proceeds at sale multiples we are pleased with. In addition, these two asset sales are expected to generate significant book gains in the fourth quarter with no cash tax impact.

The term loan amendment, with the anticipated completion of the sale of our Professional Services segment by the end of November, also increases our maximum leverage ratio to ten to one for the quarter ending June 30, 2016 and 4.5 to one for the remaining quarters in 2016. Our minimum interest coverage ratio will be one-to-one for the quarter ending June 30, 2016 and two to one for the remaining quarters in 2016. These amendments also allow us to retain up to $43 million of proceeds from the sale of Professional Services and Bemis for working capital and other purposes. $25 million of these proceeds will be included as part of our borrowing base calculation as eligible pledged cash. This amount more than replaces the borrowing base reduction from the anticipated completion of the sale of Professional Services.

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NOVEMBER 06, 2015 / 03:00PM GMT, WG - Q3 2015 Willbros Group Inc Earnings Call

The ABL amendment reduces the total amount of commitments under our ABL from $150 million to $100 million, which reflects our current operating requirements, and provides for an amended sublimit of $80 million for letters of credit. Our total liquidity is approximately $68.3 million, which is comprised of $48.1 million in cash and $20.2 million dollars of revolver availability net of letters of credit. We had no outstanding revolver borrowings of September 30, 2015 nor do we have any borrowings at this time.

Our term loan balance was approximately $189.7 million, down from $270 million at December 31, 2014 reflecting an $80.3 million reduction primarily through proceeds received from asset sales. Once the Professional Services sale is closed and funded by the end of November, as anticipated, our term loan balance will be less than $100 million.

Our DSO remained relatively constant at 76 days, down one day compared to our June 30 DSO of 77 days. DSO has been impacted by several projects in our oil and gas and Canada segments. Included in the DSO are six customer receivables in the oil and gas segment at $8.5 million, net of $1.4 million reserve and three customer receivables in the Canada segment of $15 million net of a $5.5 million reserve. We continue to take the necessary steps to collect our receivables in accordance with contract terms.

Our current cash balance as of November 3, 2015 was $49 million.

Now our consolidated operating results.

In the third quarter of 2015 we generated contract revenue of $266.8 million which is a decrease of approximately $20.1 million from the second quarter of 2015. This is primarily attributed to a lower volume of transmission construction work in our Utility T&D segment and the absence of revenue associated with the sold subsidiary in our Professional Services segment. We recorded an operating loss of $10.1 million in the third quarter of 2015 compared to an operating loss of $12.3 million in the second quarter of 2015. Included in our operating results for the third quarter of 2015 are $5.9 million of other charges related to excess equipment, employee severance, and facility lease abandonments. We expect to record additional other charges in the fourth quarter of 2015.

We continue to make substantial reductions to our G&A overhead primarily in the corporate function. For the third quarter of 2015 we incurred $22.4 million in G&A overhead, which is a reduction of $4.1 million from the second quarter of 2015 and $23.1 million reduction from the third quarter of 2014.

Now, a word on the future reporting of Professional Services.

Professional Services segment including the previously sold subsidiaries of UtilX, Premier, and Downstream Professional Services will qualify as discontinued operations beginning in the fourth quarter of 2015. Accordingly, we will present the results of operations, financial positions, cash flows and disclosures for the entire Professional Services segment as discontinued operations for all periods presented beginning in the fourth quarter of 2015. On a pro forma basis, by including the entire Professional Services segment as discontinued operations and adjusting for other charges, we recorded an operating loss of $8.7 million on $215.8 million of contract revenue for continuing operations in the third quarter of 2015 and an operating loss of 36 — $36.7 million on $671.8 million of contract revenue for continuing operations for the first nine months of 2015. Included in these pro forma continuing operating results are corporate G&A overhead charges previously allocated to the Professional Services segment of $1.8 million and $8 million for the third quarter and first nine months of 2015, respectively.

I will now discuss backlog information which is exclusive of Professional Services.

At September 30, 2015 we reported total backlog of $976.7 million and 12-month backlog of $510 million compared to total backlog of $1.1 billion and 12 months backlog of $548.5 million at December 31, 2014. Total backlog in our oil and gas segment did improve to $110 million from the $87 million at the end of the second quarter.

And finally, guidance.

For 2015 we now expect annual revenue to range from $1.1 billion to $1.2 billion. On a pro forma basis by including the results of the Professional Services segment in discontinued operations, we expect annual revenue from continuing operations to approximate $900 million with expected Q4 continuing operating results excluding other charges and any gain on the sale of subsidiaries to be similar to Q3.

Now, Operator, we will take your questions.

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NOVEMBER 06, 2015 / 03:00PM GMT, WG - Q3 2015 Willbros Group Inc Earnings Call

QUESTION AND ANSWER

Operator

Thank you. We will now be conducting a question-and-answer session. (Operator Instructions). Thank you. Our first question comes interest the line of John Rogers with D.A. Davidson. Please proceed with your question.

John Rogers - DA Davidson - Analyst

Hi. Good morning.

John McNabb - Willbros - Chairman, CEO

Morning, John.

Mike Fournier - Willbros - President, COO

Morning, John.

John Rogers - DA Davidson - Analyst

A couple of questions. First of all, just on the Oil & Gas operations the $3.8 million of other charges for lease abandonment and equipment fleet rationalization — Van, when you talk about results, and I know there’s corporate … is that including those kind of charges or not and is that done going forward?

Van Welch - Willbros - EVP, CFO

Yes. Yes, John. The other charges in Q3 they are included, obviously, in the results.

John Rogers - DA Davidson - Analyst

Right. Right.

Van Welch - Willbros - EVP, CFO

What we do is we specifically — if there’s other charges that are specifically oil and gas related charges, we — we take all of those to each of those segments and then on the — the other charges that are considered corporate we would allocate those across each of the segments.

John Rogers - DA Davidson - Analyst

But I guess —

Van Welch - Willbros - EVP, CFO

There were — go ahead.

John Rogers - DA Davidson - Analyst

I guess what — I’m just trying to understand I mean should I think of this business as having lost I guess a little less than $5 million? Is that the run-rate and when you are talking about similar results in Q4, is that what we’re looking at or if you can just directionally give some help there.

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NOVEMBER 06, 2015 / 03:00PM GMT, WG - Q3 2015 Willbros Group Inc Earnings Call

Van Welch - Willbros - EVP, CFO

I mean directionally trying to help you out there, John and I realize it’s a bit messy, but if you look at the operating income results of $8.3 million there was about $3.7 million associated with other charges in Q3. I would look at that as ongoing operations minus those — minus those other charges. What we’re trying to do here is — is obviously take what we need to do take the charges that we need to do in terms of excess equipment leases that we have to take those out of the equation going forward.

I do expect that we’ll have — as I mentioned in the prepared remarks we will have some other charges in Q4 for the same reasons that I just mentioned to get that business right-sized effectively going forward. It’s going to become less and less as we — as we go forward and once we get out of Q4 it is certainly our goal that we would have a business that — across all of our businesses that we restructure, we have taken the charges that we need to do and as we move into 2016 I’m expecting a much more clean kind of result going forward.

Mike Fournier - Willbros - President, COO

John, maybe I would add, we did take some hits in our downstream field service business in Q3 as we exited that business. We’re now finished up there. We had some underutilization. We still see that in Q4 in our mainline pipeline group. We’re — we basically need to get to a level where we’re running concurrently two mid diameter jobs in the $30 million/$35 million range and what we’re seeing now is we’re having success booking that work, but we’re booking it kind of one job at a time instead of being able to run it concurrently on two.

So we’ll still see that in Q4: the impacts of that underutilization in pipeline. We think by the time we get into Q1, Q2 next year that there’s opportunities in the mainline particularly we’re having to push out of Texas up over in towards the east, the competition is — is still very — very tight on the mid-diameter pipeline in Texas, but we see opportunities in Q1, Q2 where we can get two spreads working concurrently. And we think along with strong demand on the integrity side, strong demand on the tanks and the facilities and most of the facilities today are actually associated with the tank terminals, the piping and electrical that goes along with additional tanks that we will have oil and gas at a run-rate that’s breakeven or better as we move into the first two quarters next year.

John Rogers - DA Davidson - Analyst

I guess it — and I appreciate that because we’re hearing about this opportunity in the pipe market and I just am trying to understand when — when you will be able to fully leverage that. I mean is that something that you’re expecting later in 2016 and do we actually —

Mike Fournier - Willbros - President, COO

Yes. We expect we’re going to have to do in 2016 is survive on what we call the mid-diameter work. What we’re looking for is that client — what we end up with is crew and supervision that have all the capability of taking on large diameter work. I would characterize it as kind of working in the farm leagues. This is kind of major league people that are working in the farm leagues land that’s what we need to do until we get clients who are comfortable giving us large diameter work. And if you’re a client back in the middle of this year, looking at large diameter work a year out, you weren’t going to give that to Willbros.

And so we think now with what we’ve done with the balance sheet and with some opportunities that are more, lead time isn’t as long out, that there’s clients there that are looking at our skill set, our capabilities relative to say some other contractors that already have backlog and maybe aren’t sitting there with the same strength we are on the people side. And we’re certainly looking for that opportunity probably towards we think more likely Q2, Q3 of next year.

John Rogers - DA Davidson - Analyst

Okay. Okay. I appreciate that then, sorry I don’t want to ask all the questions but on the utility T&D side the — a number of other contractors have reported recently in similar situations where they run into — especially lower margin talking about a shift in the mix and a little more price competitive market. But you talked about lower volumes of work and I am just trying to reconcile that a little bit. I mean —

Mike Fournier - Willbros - President, COO

Yes.

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NOVEMBER 06, 2015 / 03:00PM GMT, WG - Q3 2015 Willbros Group Inc Earnings Call

John Rogers - DA Davidson - Analyst

So do you see the margin pressure in that business as well? And how much longer — I mean do we have of that or is it — or is that seasonality now just unique to Willbros that you mentioned?

Mike Fournier - Willbros - President, COO

So a couple of things. And we — we may be being impacted differently than some of our competitors. Our — our focus very much of late has been our Chapman business and I just want to reinforce that the management changes that we did there were absolutely needed looking at the market conditions that — that business unit was facing. And what is needed there for Chapman to be successful is diversification and that’s both geographically as well as the diversifying the skill set within that business unit to take on work on energized systems particularly in — in the Q3, the time of the year where the grid — the demand on it says we can’t — we don’t get access to do what we call greenfield work. And so for — for us the impacts in Q3 were carrying a couple hundred people that were needed for Q4 to get the transmission work done and meet the — the dates our clients needed to get systems in service without — without the access in Q3 that we needed to do that work and having to play catch-up in Q4. So we ended up taking significant cost in underutilization there.

None of that has got anything to do with margin pressure in that — in that market and you recall I mentioned our safety performance and we sometimes have been — well, people have commented on why we talk about our safety performance on our analysts calls and the reality for us the market we’re seeing is actually increased demand for our services because of differentiated performance on safety in our transmission distribution business.

So we don’t see the market shrinking in transmission. We do see the need for being able to build up both greenfield work throughout the full year. That gives us the ability to move resources around in Q4 to do this catch-up work that is more and more becoming the norm in terms of limited access in Q3 you’re going to have to get it done in Q4 or other quarters of the year. So we see that as a need. And we see our safety performance opening doors for us and particularly I mentioned Florida and North Carolina where we’re displacing other contractors and we are not taking reduced margins when we — when we do that.

On the distribution side, in Texas there’s actually some strong competition for qualified resources. There’s some projects that are one, two years in length where our competitors are offering higher wages and that’s caused us to lose I think approximately 10% of our workforce on the distribution side here through Q3 and we have put a — a steps in place in Q4 to bring that workforce back and actually as we go into Q1 next year we have additional distribution work lined up where we will probably add 10% on top of that workforce. And so, again, none of that is at — at lower margin.

And year-over-year we have seen sizable growth in our distribution business in the east doing both gas work and electrical. Our focus there is to develop our overhead skill set. So we’re more effective at storm response work in that part of the world and, again, we do not see constraints being available to work. We see the constraint being the rate at which we can hire and train qualified personnel. And so with that being said, what you will see in 2016 is us being very focused on growing the transmission and distribution side of our business.

John Rogers - DA Davidson - Analyst

Okay. And sorry but if I could just ask quickly — just on the Canadian business continues to be profitable for you despite the fall-off in oil prices but backlog has dropped quite a bit there. Do you expect that even at reduced I assume revenue levels going forward can you maintain that profitability? With the overhead?

Mike Fournier - Willbros - President, COO

So — one point of clarification. We have some multi-year MSAs where every year that backlog runs down. We don’t — we don’t recognize backlog until we renew a contract. Several of those towards the end of next year will come back out for bid and so we are working off the last year of backlog on those.

What we found and what I said in my opening statements was that we maintain the gross margin levels in large part working off backlog. Where we replace backlog we saw some erosion to the gross margins. Our strategy — if you recall some of the earlier calls, I said gee, the actual bid level is up in Canada. So our there team took a strategy saying bid level is up we’re not going to drop our gross margin expectation. The misstep there was thinking that we could win the historical percentage of work that we were able to win in 2013 and 2014 and in reality in Q3 what we saw is very little backlog added and that in Q4 as we’re bidding work and those opportunities continue to be robust is we’re having to reduce our margin expectation and get much more competitive in order to build backlog.

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NOVEMBER 06, 2015 / 03:00PM GMT, WG - Q3 2015 Willbros Group Inc Earnings Call

We think we can do that. We think we can maintain the revenue levels that you’re seeing in — saw in Q3 and improve on those a bit as we kind of sharpen our pencil. And the trick is do that in a way where that extra revenue is meaningful even though it comes in at lower gross margin.

John Rogers - DA Davidson - Analyst

Okay. Thank you very much.

Operator

Our next question comes from the line of Mike Shlisky with Seaport Global Advisors. Please proceed with your question.

Mike Shilsky - Seaport Global Advisors - Analyst

Good morning, guys.

John McNabb - Willbros - Chairman, CEO

Good morning.

Mike Shlisky - Seaport Global Advisors - Analyst

I guess — I guess I want to start with some of the G&A and tie it into some of the asset sales here. I guess I can definitely see kind of getting back to a more normalized growth mode going forward here. I guess my question is kind of what’s your plan if things don’t exactly go the way, if things get out of control like the earmarks just don’t cooperate, interest rates what have you? Are there any additional unit cuts you can make and/or any other additional asset sales that can be done if things still happen to kind of workouts (inaudible) from here?

Van Welch - Willbros - EVP, CFO

Well, Mike this is Van. In terms of the G&A I made some comments in my prepared remarks and just talked about reductions sequentially and year-over-year. But let me expand with you a bit on that. Certainly the overhead reductions that we made have been significant. As mentioned most of that’s been in corporate, but we have also made overhead reductions in oil and gas. We have made some overhead reductions in Canada as well. But if you take out the — the businesses that we’re going to sell in terms of overhead and you put that on a like for like basis between where we are today and where we expect to be at the end of the year and where we were last year, we’re going to reduce overhead about $30 million excluding the overheads taken out from — from asset sales.

That $30 million reduction that we’ve achieved during the year has been during the year. So I mean if you look at it on an annual basis as we get into 2016, I’m expecting our overheads to decrease year-over-year in what we report in 2015 to what we’re looking at in 2016 because of that — of that annual run-rate kicking in in 2016. So I’m very pleased although it’s been very difficult. We’ve had to let some — obviously some very talented people go here at the corporate environment as well as in some of the segments. We’ve right-sized our business to where we — we needed to be.

Now the question about is there more to come? Certainly we look at that and we will look at that as — as we’re achieving our volume expectations as — as we go forward, but the overhead reduction has been significant and what I wanted to get across is it will continue to go as that — as that run-rate reduction kicks more and more in into 2016.

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NOVEMBER 06, 2015 / 03:00PM GMT, WG - Q3 2015 Willbros Group Inc Earnings Call

Van Welch - Willbros - EVP, CFO

Now there’s some other businesses that we’re going to sell that particular question let me address that. We’ve completed I think substantially the businesses that we’re — that we’re looking to sell. I think we did get what we consider to be a very, very good result on these last two asset sales. We — we do have and we did receive agreement with our term loan and our ABL lenders on some other discrete assets, but I would consider those to be pretty minor in terms of impact, in terms of cash proceeds and there’s nothing that we have teed-up to-date to take — take down debt further through asset sales.

I will mention, though, we always talk about term — term loan debt reduction associated with — with asset sales. We do have some debt that we carry on our balance sheet associated around the coke coal facilities that are around $25 million or so, somewhere in that regard. Those will be coming out as well with the — with the completion of the Professional Services sale. So our total debt is going to decrease very dramatically as we complete these Professional Services sales.

Mike Shlisky - Seaport Global Advisors - Analyst

Okay. And my follow-up maybe is a question for Mike Fournier. Does December 1 represent any kind of milestones on the Company? Should we consider it to be the points which everyone thinks — okay, John was here, the balance sheet got paid for the assets and now on 12/1 is there a different strategy as to how you approach customers or any other changes already made? If this is in fact the end of that phase of what you think the kind of turnaround is supposed to be here? Any kind of color would be protected. Thank you.

Mike Fournier - Willbros - President, COO

So, John’s been a very strong catalyst. He characterized himself as change agent over the last 12, 16 months John and Van, myself the rest of the ELT have actually all worked together over the last 12, 16 months, very much my focus on the operational changes that were required. Van and others focused on the divestitures. And so, what we’re basically signaling is divestitures, balance sheet fixes — that’s behind us.

I have been signaling in the last call and I’ll say again in this call that kind of operational restructuring is behind us. But we have been setting the stage for the last 12 month for what we want to look at operationally, where we want to grow, where we want to just ensure that we’re sustainable and weather kind of the storm. And so don’t expect to see any radical change there December 1 because effectively it’s been the same team working these issues for the last 12 months or so and if there’s a change, it’s that we’re signaling the — that we’re back to a position where we’re having to address the markets just like any other contractor, but we’re not trying to also address restructuring current with that.

Mike Shlisky - Seaport Global Advisors - Analyst

Okay. Great. I’ll leave it there. Thanks, guys.

Mike Fournier - Willbros - President, COO

Thanks, Mike.

Operator

(Operator Instructions). Our next question comes from the line of at that Tahira Afzal with KeyBanc Capital Markets. Please proceed with your question.

Tahira Afzal - KeyBanc - Analyst

Hi. Thank you very much. John, great job trying to fix Willbros and all the improvements you made on the balance sheet. I’m sure that will be appreciated by the Company in the longer term. And Mike welcome to your new role and lots of more headaches I guess going forward so.

Mike Fournier - Willbros - President, COO

I would say Tahira I think a few less headaches going forward. The migraine is gone, Tahira.

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NOVEMBER 06, 2015 / 03:00PM GMT, WG - Q3 2015 Willbros Group Inc Earnings Call

Tahira Afzal - KeyBanc - Analyst

Okay. So no, really — I mean the balance sheet improvements maybe the Street doesn’t appreciate them but I understand how important it is for oil customers that are concerned in market traction is concerned. John, my first question to you as you know the midstream market pretty well. What do you think of the shale business? It’s been so strong for a couple of years for all your contractors and we started to see production fall off. Is there a catch-up period for the shale stuff at this point? And also given that you have had a very mild start to the winter, what I’m hearing is some of the Marcellus wells are potentially not that profitable for the near-term. Does that sort of impact some of the gathering activity there? Would that have any impact on all of you? You divested a lot of that so I feel what shouldn’t be an issue.

Mike Fournier - Willbros - President, COO

Yes. So maybe I’ll start first with the — with the shale oil. And, what we’re certainly seeing is people being much more selective in where they place their development dollars and people are taking a breather there for sure. And there’s some — as you bounce around in the country in the different areas, we still see robust activity level on I call build-out, in other words catching up to the drilling and production programs out in West Texas. We’re certainly seeing a slowdown up in the Bakken, but we are still seeing one or two opportunities to that I would say are based on people consciously deciding to proceed with delineating and building out.

The shale gas, we ourselves are having discussions about how much is it driven by kind of the short-term spot price as opposed to 10 plus year delivery contracts that the consumers are — large consumers are pulling through so how we would characterize it. So we still see opportunities driven by long-term contract commitments on shale gases is kind of our current view and those tend to be larger diameter jobs and we still see opportunities. Probably not as — as robust as what we were saying a quarter or two ago on the mid diameter shale oil.

What we did — if we talk kind of short-term what we saw in the bidding market in Q3 and I said we had some moderate success there, we are seeing contractors taking on levels of risk that — that we think are short sighted that will not — are not right if you’re trying to run a long-term business and we see the results of that kind of working itself out on some jobs where people are struggling to staff them at the rates that they carried and with the various benefits that we perceive they carried.

And we’re not going to get pulled into that. We don’t need to. We’ve got two other segments and other parts of our oil and gas business that — that allow us to carry the indirect in G&A. So we see some of that needing to sort itself out, but we still see opportunity in Q1, Q2 some of that stuff should sort itself out. People aren’t taking work at that level that we can be successful putting our target is two mid diameter spreads to work concurrently in the field.

Tahira Afzal - KeyBanc - Analyst

Got it. Okay. And John, is there a certain profile to the contractors who are bidding irrationally? Are there smaller contractors who have seen the shale work weaken or is it pretty broad-based?

Mike Fournier - Willbros - President, COO

Maybe I’ll take that one, Tahira, again. It’s a mix. I mean we are starting to see some contractors that have kind of booked large diameter work back away from the midstream as they fill their book. We see some smaller firms kind of reaching out that would normally be doing 4-inch and 6-inch work. And it’s generally in this area where we’re seeing people take on levels of risk that we don’t see as — as sustainable. And.

Tahira Afzal - KeyBanc - Analyst

Got it. Sorry. More open shop, John, by the sounds of it?

Mike Fournier - Willbros - President, COO

Yes. It’s Mike here again. So, yes, it’s — these are all generally open shop contractors.

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NOVEMBER 06, 2015 / 03:00PM GMT, WG - Q3 2015 Willbros Group Inc Earnings Call

Tahira Afzal - KeyBanc - Analyst

Got it.

Mike Fournier - Willbros - President, COO

And this is specifically in West Texas. So that’s — that’s predominantly the contractors that operate in that area.

Tahira Afzal - KeyBanc - Analyst

Mike, a second question is we’ve started to see this interesting trend of utilities consolidating with gas distribution companies that’s where we see some growth. That’s an area that you guys have been strong in. You have done a lot of integrity work there as well in the past. Would that be an area you will eventually start investing in again or do you have enough on your plate right now?

Mike Fournier - Willbros - President, COO

So I mean we — we continue to look at opportunities to build our pipeline integrity and we are seeing — we say integrity. In reality it’s integrity and maintenance, and we are seeing strong activity level there particularly what we have called maintenance where we’re doing small pieces of work replacing the systems. We continue to operate our lineal business up in the — in the Northeast. And we’ve got it right-sized where it’s tackling what we characterize as technically difficult pieces of work with small crew — small crews, but as I said technically difficult and almost all of that is gas work.

So we think we still have the skill set to do work there and grow work there and as I mentioned earlier, we are seeing demand and attracting and training workforce to do overhead distribution work on the electrical side. And our business WTD East, quite a bit of their work is below ground gas distribution. It’s not just electrical distribution.

So no, we think we’ve capitalized on those growth opportunities. I think what I was looking at the workforce numbers year-over-year we were maybe up like 30% and we see that opportunity again in 2016.

Tahira Afzal - KeyBanc - Analyst

Okay. And last question is, Mike, as you and John have done such immense job in cleaning up both the backlog operations and the balance sheet for the Company. Do you think that makes you also more viable target if — once we see the electric transmission and the pipe cycle, the mainline pipe cycle ramp-up?

Mike Fournier - Willbros - President, COO

Yes. I think — well, first off it’s a lot of people that have contributed to fixing this — this Company. I think John in particular has probably been the target out there as we have been doing all of this. But there’s no doubt now that we have kind of taken the debt down to where we — we currently have it, as we see stability in our Oil & Gas business, the growth opportunity in the transmission distribution business, that we’re mindful that that we — that that is a potential.

Tahira Afzal - KeyBanc - Analyst

Okay. I know that was a tricky question so thank you very much and best of luck.

Mike Fournier - Willbros - President, COO

Okay.

Tahira Afzal - KeyBanc - Analyst

Thank you, John.

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NOVEMBER 06, 2015 / 03:00PM GMT, WG - Q3 2015 Willbros Group Inc Earnings Call

Mike Fournier - Willbros - President, COO

Thank you.

Operator

Our next question comes from the line of Dan Mannes with Avondale. Please proceed with your question.

Daniel Mannes - Avondale Partners - Analyst

Thanks. Good morning guys.

John McNabb - Willbros - Chairman, CEO

Morning Dan.

Daniel Mannes - Avondale Partners - Analyst

First of all congrats to Mike Fournier. That’s — it’s a big numbers for you.

Mike Fournier - Willbros - President, COO

Thank you.

Daniel Mannes - Avondale Partners - Analyst

Second, my apologies. I missed some of your earlier comments so if I ask an area that you’ve already gone over, feel free to just direct me to read the transcript at my leisure.

So kicking off on the Oil & Gas business obviously you have given the bidding environment you faced given your balance sheet, how are the things looking today with the improvement you have made particularly given the — the pending sale of Professional Services? And are you finding you’re able to get back on maybe some of the bid lists that you were excluded from?

Mike Fournier - Willbros - President, COO

So a lot of that is being carried by the senior management within our oil and gas group that I’ll say in Q3 and in particular since we announced the signing of the sale of Professional Services. They’re spending a lot of time reconnecting with clients that had put us on the sidelines. I think we’re seeing mixed results. We’re seeing a good number of the clients saying that’s great and when it closes that will be even better and come talk to us then. And so we’ve certainly got a number of those responses. We’ve got others that have — that were probably already working with us that have said we’re comfortable putting larger opportunities on your plate compared to where we were earlier in the — in the year.

At this point, Dan, it isn’t for lack of opportunities to — to bid work. I’m not sure if you were on the call when I made reference to what we see happening on the mid diameter bid — bidding stage here in terms of people dropping per diems and the likes of that. So it’s more of the market today that’s the constraint and ultimately we’re still not at the level where a client has come and said we would like you to take on a large diameter job.

Daniel Mannes - Avondale Partners - Analyst

Got it.

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NOVEMBER 06, 2015 / 03:00PM GMT, WG - Q3 2015 Willbros Group Inc Earnings Call

Mike Fournier - Willbros - President, COO

So I think that’s probably the remaining hurdle.

Daniel Mannes - Avondale Partners - Analyst

No. That’s fair. And hopefully once you complete Professional Services, that’ll change.

Mike Fournier - Willbros - President, COO

Yes.

Daniel Mannes - Avondale Partners - Analyst

On the balance sheet front, again, once Professional Services closed, and obviously Bemis as well, anything left that you need to do, or do you feel pretty confident that you’re in the right place going forward?

Van Welch - Willbros - EVP, CFO

Dan, this is Van. We’re very pleased. We’re pleased with the results that we get from Professional Services and Bemis. We’re somewhat at the level that we’re glad where we’re going to be. I don’t know if you heard earlier. We’ll take the term loan debt, get it below $100 million, some of the debt that we have in our balance sheets is currently associated with COCO’s [Contractor Owned Contractor Operated] that are also going to go away with the sale. So we feel like we have materially improved our balance sheet.

So at the moment, as we mentioned, we did get approval for other discrete assets along with the amendment that we received from our banks, but other discrete assets, there’s nothing that I could point to that is imminent certainly. And right now, they’re not teed up. So we’re pleased where we are.

Daniel Mannes - Avondale Partners - Analyst

And you negotiated some flexibility to retain some capital, for some cash working capital? Do you need to make any more changes to give yourself flexibility? Are you — well, you now have the liquidity, not just the lower aggregate debt level, but you have the liquidity to pursue larger jobs as well?

Van Welch - Willbros - EVP, CFO

Yes, we put the — as you know, we put $43 million worth of gross proceeds that we retained. That’s going to help our liquidity going forward. We have an ABL. We are going to lose the volume base associated with our Professional Services, but the cash that we retained, specifically $25 million of that that I mentioned in the prepared remarks are going to put that revolver where we need to be.

Daniel Mannes - Avondale Partners - Analyst

And then the last question on UTD — I guess this was the biggest surprise to us. Can you maybe walk through the losses in transmission not fully offset by distribution? Or can you maybe walk through the subpiece of this business and how it played out?

Mike Fournier - Willbros - President, COO

So that one, Dan, I will refer you back to the previous answer to tackle that one. But to just restate it, it was restricted access on the transmission side to the system during Q3, but a requirement to retain the workforce to ensure that we met the required in-service dates in October and November. So that turned into a significant

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NOVEMBER 06, 2015 / 03:00PM GMT, WG - Q3 2015 Willbros Group Inc Earnings Call

underutilization. And the attrition to workforce on the distribution side of our business due to competing projects — and we think we have solutions to both of those issues, that you won’t see a recurrent in Q4, we bounce back in Q4. And we’re working a longer-term strategy for Q3 next year to ensure we don’t get caught in this again.

Daniel Mannes - Avondale Partners - Analyst

Sounds good. Appreciate the color.

Mike Fournier - Willbros - President, COO

Okay. Thanks Dan.

Operator

Thank you. We have reached the end of the question and answer session. I would now like to turn the floor back over to management.

Mike Fournier - Willbros - President, COO

So I appreciate folks joining us for this call, and the quality of the questions. I think we’re going to end it at that, and I look forward to talking to you again in the near future.

Operator

Ladies and gentlemen, this does conclude today’s teleconference. You may disconnect your lines at this time. Thank you for your participation, and have a wonderful day.

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